 April 14, 2015

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 697 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 697 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 697 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/Thompson Hine LLP

THOMPSON HINE LLP

MVW/JMS

619707.44

EXHIBIT A

1.	13D Activist Fund
2.	Adaptive Allocation Fund
3.	Altegris/AACA Real Estate Long Short Fund
4.	Altegris Equity Long Short Fund
5.	Altegris Fixed Income Long Short Fund
6.	Altegris Futures Evolution Strategy Fund
7.	Altegris Macro Strategy Fund
8.	Altegris Managed Futures Strategy Fund
9.	Altegris Multi-Strategy Alternative Fund
10.	Anchor Alternative Income Fund
11.	Anchor Tactical Municipal Fund
12.	Ascendant Balanced Fund
13.	Ascendant Natural Resources Fund
14.	Ascendant Natural Resources Master Fund
15.	Ascendant Deep Value Convertibles Fund (fka, Ascendant Diversified Income & Growth Fund and Ascendant MultiCap Equity Fund)
16.	Astor Active Income ETF Fund
17.	Astor Macro Alternative Fund
18.	Astor S.T.A.R. ETF Fund
19.	Astor Long/Short ETF Fund
20.	Athena Value Fund
21.	BTS Bond Asset Allocation Fund
22.	BTS Diversified Income Fund
23.	BTS Tactical Fixed Income Fund
24.	Bandon Isolated Alpha Fixed Income Fund
25.	Beech Hill Total Return Fund
26.	Biondo Focus Fund
27.	Biondo Growth Fund
28.	BTS Bond Asset Allocation Fund
29.	BTS Diversified Income Fund
30.	BTS Tactical Fixed Income Fund
31.	CMG Global Equity Fund
32.	CMG Managed High Yield Fund
33.	CMG SR Tactical Bond Fund
34.	CMG Tactical Futures Strategy Fund (fka, CMG Tactical Equity Strategy Fund)
35.	CWC Small Cap Aggressive Value Fund
36.	Chadwick & D’Amato Fund
37.	Changing Parameters Fund
38.	Diversified Risk Parity Fund
39.	Eagle MLP Strategy Fund
40.	EAS Crow Point Alternatives Fund
41.	Equinox MutualHedge Futures Strategy Fund
42.	The FX Strategy Fund
43.	GMG Defensive Beta Fund
44.	Ginkgo Multi-Strategy Fund
45.	The Giralda Fund
46.	Giralda Risk-Managed Growth Fund
47.	Granite Harbor Alternative Fund
48.	Granite Harbor Tactical Fund
49.	Grant Park Managed Futures Strategy Fund
50.	Grant Park Multi-Alternative Strategies Fund
51.	Investment Partners Opportunities Fund
52.	Iron Horse Fund
53.	KCM Macro Trends Fund
54.	Leader Global Bond Fund
55.	Leader Short-Term Bond Fund
56.	Leader Total Return Fund
57.	Makefield Managed Futures Strategy Fund
58.	Navigator Equity Hedged Fund
59.	Navigator Duration Neutral Bond Fund
60.	Navigator Sentry Managed Volatility Fund
61.	Navigator Tactical Fixed Income Fund
62.	PSI Market Neutral Fund
63.	PSI Total Return Fund
64.	PSI Strategic Growth Fund

65.	PSI Tactical Growth Fund
66.	PSI Calendar Effects Fund
67.	PTA Comprehensive Alternatives Fund
68.	Pacific Financial Alternative Strategies Fund
69.	Pacific Financial Balanced Fund
70.	Pacific Financial Core Equity Fund
71.	Pacific Financial Explorer Fund
72.	Pacific Financial Faith & Values Based Conservative Fund
73.	Pacific Financial Faith & Values Based Moderate Fund
74.	Pacific Financial Faith & Values Based Diversified Growth Fund
75.	Pacific Financial Flexible Growth & Income Fund
76.	Pacific Financial Foundational Asset Allocation Fund
77.	Pacific Financial International Fund
78.	Pacific Financial Strategic Conservative Fund
79.	Pacific Financial Tactical Fund
80.	Patriot Fund
81.	Power Dividend Index Fund
82.	Power Income Fund
83.	Princeton Futures Strategy Fund
84.	Probabilities Fund
85.	RPG Emerging Market Sector Rotation Fund
86.	Sandalwood Opportunity Fund
87.	Sierra Core Retirement Fund
88.	Sierra Strategic Income Fund
89.	SouthernSun Small Cap Fund
90.	SouthernSun U.S. Equity Fund
91.	Toews Hedged Commodities Fund
92.	Toews Hedged Emerging Markets Fund
93.	Toews Hedged Growth Allocation Fund
94.	Toews Hedged High Yield Bond Fund
95.	Toews Hedged International Developed Markets Fund
96.	Toews Hedged Large-Cap Fund
97.	Toews Hedged Small & Mid Cap Fund
98.	Toews Unconstrained Fixed Income Fund
99.	TransWestern Institutional Short Duration Government Bond Fund
100.	Wade Tactical Long Short Fund
101.	Zeo Strategic Income Fund